Exhibit 1.1

EXECUTION COPY

UNION DRILLING, INC.

3,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

June 4, 2009

JEFFERIES & COMPANY, INC.

As Underwriter

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Union Drilling, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Jefferies & Company, Inc. (the “Underwriter”) an aggregate of 3,000,000 shares and, at the option of the Underwriter, up to an additional 450,000 shares, of Common Stock, par value $0.01 per share (the “Stock”), of the Company. The shares to be sold by the Company are herein called the “Underwritten Shares” and the additional shares to be sold by the Company are herein called the “Option Shares”. The Underwritten Shares and the Option Shares are herein referred to as the “Shares.”

The Company hereby confirms its agreement with the Underwriter concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a shelf registration statement on Form S-3 (File No. 333-151013), including a base prospectus (the “Base Prospectus”), relating to the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement”. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriter to confirm sales of the Shares or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is called the “Prospectus”. The preliminary prospectus supplement dated June 3, 2009 describing the Shares and the offering thereof, together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriter to confirm sales of the Shares or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. As used herein, “Applicable Time” is 5:30 p.m. (New York time) on June 4, 2009. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, and any other information identified in Schedule I hereto, and each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”). As used herein, the terms “Registration Statement,” “Rule 462(b) Registration Statement”, “Preliminary Prospectus”, “preliminary prospectus,” “Base Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein. All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Shares as contemplated by Section 4(a)(ii) of this Agreement. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference therein, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be, and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the

Time of Sale Prospectus or the Prospectus, as the case may be. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Time of Sale Prospectus.

2. Purchase of the Shares by the Underwriter. (a) The Company agrees to sell the Shares to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company at a purchase price per share of $7.8169 (the “Purchase Price”) the Underwritten Shares.

In addition, the Company agrees to sell the Option Shares to the Underwriter and the Underwriter shall have the option to purchase at its election up to 450,000 Option Shares at the Purchase Price. The Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase from the Company at the Purchase Price that portion of the number of Option Shares as to which such election shall have been exercised.

The Underwriter may exercise the option to purchase the Option Shares at any time and from time to time on or before the thirtieth day following the date of this Agreement, by written notice from the Underwriter to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

(a) The Company understands that the Underwriter intends to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the Shares on the terms set forth in the Time of Sale Prospectus. The Company acknowledges and agrees that the Underwriter may offer and sell Shares to or through any affiliate of the Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through the Underwriter.

(b) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Underwriter. The time and date of such payment for the Underwritten Shares are referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Underwriter for its account of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Underwriter shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company.

(c) The Company acknowledges and agrees that (i) the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person, (ii) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (iii) the Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter, as of the date of this Agreement, as of the Closing Date and as of each Additional Closing Date, if any, and covenants with the Underwriter, that:

(a) Preliminary Prospectus and Time of Sale Prospectus. No order preventing or suspending the use of the Preliminary Prospectus or any preliminary prospectus has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission, and the Preliminary Prospectus and each preliminary prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Shares; and the Preliminary Prospectus and any preliminary prospectus did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the Applicable Time, the Time of Sale Prospectus did not, and at the time of each sale of the Shares and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Preliminary Prospectus, any preliminary prospectus or the Time of Sale Prospectus, it being understood and agreed that the only such information furnished by the Underwriter to the Company consists of the information described in Section 6(b) below.

(b) Registration Statement, Prospectus and Free Writing Prospectuses. The Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Securities Act. No order (i) suspending the effectiveness of the Registration Statement, any Rule 462(b)

Registration Statement, any post-effective amendment or any part thereof or (ii) preventing or suspending the use of any free writing prospectus has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission. The Prospectus and any free writing prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Shares; as of the applicable effective date and at all subsequent times, the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and at all subsequent times, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any Rule 462(b) Registration Statement, any free writing prospectus and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter to the Company consists of the information described in Section 6(b) below.

The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, including any document incorporated by reference therein. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(c) Documents Incorporated by Reference. The documents incorporated by reference in the Time of Sale Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Time of Sale Prospectus or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and the execution of this Agreement.

(d) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the Underwriter in Section 2 and (ii) the completion of the Underwriter’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Time of Sale Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Underwriter, or the Registration Statement.

(e) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company (and its former subsidiaries, as applicable) as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the other financial information included in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company (and its former subsidiaries, as applicable) and presents fairly the information shown thereby; and any pro forma financial information and related notes thereto included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(f) No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company (other than borrowings or repayments under the Company’s Revolving Credit Facility and Security Agreement by the Company, as Borrower and PNC Bank, National Association, as Agent and Lender, as amended or supplemented from time to time (the “Credit Agreement”) or any other borrowings permitted by the Credit Agreement), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company taken as a whole; (ii) \the Company has not entered into any transaction or agreement that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(g) Organization and Good Standing. The Company has been duly organized and is existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity.

(h) Capitalization. The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(i) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof in the Time of Sale Prospectus and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(k) No Violation or Default. The Company is not (i) in violation of its charter or by-laws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(l) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company hereunder and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.

(m) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company hereunder and the consummation by the Company of the other transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriter.

(n) Legal Proceedings. Except as described in the Time of Sale Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may be a party or to which any property of the Company is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Time of Sale Prospectus or the Prospectus that are not so described and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Annual Report”) or described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so filed or described.

(o) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company (and its former subsidiaries, as applicable) are (i) independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and (ii) in compliance with the applicable requirements relating to qualification of accountants under Rule 2-01 of Regulation S-X.

(p) Title to Real and Personal Property. The Company has good and marketable title in fee simple (in the case of real property) to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to its business, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) secure the Company’s obligations under the Credit Agreement and its other financing arrangements), (ii) do not materially interfere with the use made and proposed to be made of such property by the Company or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q) Title to Intellectual Property. The Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business; and the conduct of the Company’s business will not conflict in any material respect with any such rights of others, and the Company has not received any notice of any claim of infringement or conflict with any such rights of others.

(r) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and that is not so described.

(s) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(t) Public Utility Holding Company Act. The Company is not a “holding company” or a “subsidiary company” of a holding company or an “affiliate” thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(u) Taxes. The Company has paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its properties or assets, except where such failure to file or pay or such deficiencies could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has not received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(w) No Labor Disputes. No labor disturbance by or dispute with employees of the Company exists or, to the best knowledge of the Company, is contemplated or threatened.

(x) Compliance With Environmental Laws. The Company (i) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of the Company under applicable Environmental Laws to conduct its business; and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(y) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(z) Accounting Controls. The Company makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has not been and is no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since December 31, 2008, there has been no significant change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(aa) Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities. Such disclosure controls and procedures are effective.

(bb) Insurance. The Company has insurance covering its properties, operations, personnel and business, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its business; and the Company has not (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(cc) No Unlawful Payments. Neither the Company nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(dd) No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ee) No Registration Rights. Except for the Selling Stockholders set forth in the Registration Statement, no person has the right to require the Company to register any securities for sale under the Registration Statement or by reason of the issuance and sale of the Shares to be sold by the Company hereunder.

(ff) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(gg) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(hh) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ii) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(jj) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk) S-3 Eligibility. At the time the Registration Statement was originally declared effective and at the time the Company’s Annual Report was filed with the Commission, the Company met the then applicable requirements for use of Form S-3 under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act specified in Conduct Rule 2710(b)(7)(C)(i) of the National Association of Securities Dealers Inc. (the “NASD”).

(ll) Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Nasdaq Global Market, nor has the Company received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or listing.

4. Further Agreements of the Company. The Company covenants and agrees with the Underwriter that:

(a) Filing of the Prospectus. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act.

(b) Delivery of Copies. The Company will (i) deliver, without charge, to the Underwriter, one signed copy of the Registration Statement and any Rule 462(b) Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (ii) cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Underwriter an “electronic Prospectus” to be used by the Underwriter in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriter, that may be transmitted electronically by the Underwriter to offerees and purchasers of the Shares; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriter, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).

(c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement, including any Rule 462(b) Registration Statement, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(d) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) Notice to the Underwriter. After the date of this Agreement, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule

462(b) Registration Statement or any amendment or supplement to any free writing prospectus, the Time of Sale Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any free writing prospectus, the Time of Sale Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), Rule 433 and Rule 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(f) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (b) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof as soon as practicable.

(h) Earning Statement. The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter, other than the Shares to be sold hereunder and any options granted under, or any shares of Stock of the Company issued upon the exercise of options granted under existing employee stock option plans. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares by it as described in the Prospectus under the heading “Use of proceeds”.

(k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(l) Exchange Listing. The Company will use its reasonable best efforts to effect and maintain the inclusion and quotation of the Shares on the Nasdaq Global Market.

(m) Reports. Until the fifth anniversary of the effective date of the Registration Statement, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to all stockholders of the Company, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

(n) Filings. The Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(o) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(p) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(q) Lock-Up Agreements. The Company shall (i) cause each of the Company’s directors, executive officers and stockholders listed in Schedule II(A) to have executed and delivered to the Underwriter a lock-up agreement in the form of Exhibit C hereto and (ii) use its commercially reasonable efforts to cause such other stockholders listed in Schedule II(B) to execute and deliver to the Underwriter a lock-up agreement in the form of Exhibit C hereto. If any additional persons shall become directors or executive officers of the

Company prior to the end of the lock-up period, the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Underwriter an agreement in the form attached hereto as Exhibit C.

5. Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. The Registration Statement and any Rule 462(b) Registration Statement (or if a post-effective amendment thereto is required to be filed under the Securities Act, such post-effective amendment) shall be effective, and the Underwriter shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities, preferred stock or other indebtedness of or guaranteed by the Company by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities, preferred stock or other indebtedness of or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Prospectus and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Agreement and the Prospectus.

(e) Officers’ Certificate. The Underwriter shall have received (i) on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Underwriter (A) confirming that such officers have carefully reviewed the Registration Statement, any Rule 462(b) Registration Statement, any post-effective amendments thereto, the Preliminary Prospectus, any preliminary prospectus, the Time of Sale Prospectus and the Prospectus and, to the best knowledge of such officers, the representations of the Company set forth in Sections 3(a) and 3(b) hereof are true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (C) to the effect set forth in paragraphs (a), (c) and (d) above, and (ii) on the date of this Agreement, a certificate of the chief financial officer in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit D hereto.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Opinion of Counsel for the Company. (i) Haynes and Boone, LLP, counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit A hereto and (ii) the Company’s General Counsel shall have furnished to the Underwriter his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit B hereto.

(h) Opinion of Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Jones Day, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(j) Good Standing. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(k) Lock-up Agreements. The “lock-up” agreements of each of the Company’s directors, executive officers and stockholders listed in Schedule II(A), delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(l) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(m) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

6. Indemnification and Contribution.

(a) Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or the Preliminary Prospectus, any preliminary prospectus, the Time of Sale Prospectus or any free writing prospectus the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below. With respect to any preliminary prospectus only and not any free writing prospectus or any other writing or instrument, the foregoing indemnity agreement shall not inure to the benefit of the Underwriter if it failed to deliver a Time of Sale Prospectus or the Prospectus (as then amended or supplemented, provided by the Company to the Underwriter in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary or superseded prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Time of Sale Prospectus or Prospectus and such Time of Sale Prospectus or Prospectus, as the case may be, was required by law to be delivered at or prior to the written confirmation of sale to such person.

(b) Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, Prospectus (or any amendment or supplement thereto) or the Preliminary Prospectus, any preliminary prospectus, the Time of Sale Prospectus or any free writing prospectus the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Time of Sale Prospectus and the Prospectus furnished on behalf of the Underwriter: (i) the information in the first two sentences and the last sentence of the first paragraph under the heading “Commission and Expenses” in the Section entitled “Underwriting,” (ii) the information in the third paragraph under the heading “Lock-up Agreements” in the section entitled “Underwriting,” and (iii) the information in the second and third paragraphs and the first sentence of the fourth paragraph under the heading “Price Stabilization, Short Positions and Penalty Bids” in the section entitled “Underwriting”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 6, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

8. Termination. This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended or limited on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities;

(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.

9. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, any free writing prospectus, the Time of Sale Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof, and this Agreement; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the NASDAQ National Market. It is understood, however, that except as provided in this Section, the Underwriter will pay all of its own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

(b) If (i) the Company for any reason fails to tender the Shares for delivery to the Underwriter or (ii) the Underwriter declines to purchase the Shares for any reason permitted under this Agreement (other than as a result of a termination of this Agreement pursuant to Section 8), the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of the Company or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriter.

12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

13. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

14. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

15. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022 (Fax: (212) 284-2280), Attention: General Counsel, Investment Banking. Notices to the Company shall be given to it at 4055 International Plaza, Suite 610, Fort Worth, Texas 76109 (Fax: (817) 546-3329), Attention: General Counsel.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

UNION DRILLING, INC.

By:	/s/ David S. Goldberg
Name:	David S. Goldberg
Title:	Vice President, General Counsel and Corporate Secretary

Accepted: June 4, 2009

JEFFERIES & COMPANY, INC.

By:	/s/ Jay Levy
Name:	Jay Levy
Title:	Managing Director

Schedule I

Schedule of Free Writing Prospectus and any other information included in the

Time of Sale Prospectus

Shares offered: 3,000,000

Price to public: $8.25 per share

Price to Underwriter: $7.8169 per share

Schedule I-1

Schedule II

Parties to Lock-up Agreements

A.	Christopher D. Strong

A.J. Verdecchia

David S. Goldberg

Thomas H. O’Neill, Jr.

Howard I. Hoffen

Gregory D. Myers

M. Joseph McHugh

T.J. Glauthier

Ronald Harrell

Robert M. Wohleber

Union Drilling Company LLC

B.	Wolf Marine, S.A.

Schedule II-1

Exhibit A

Form of Opinion of Haynes and Boone, LLP

(a) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion. The Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein. To our knowledge, no order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, any post-effective amendments thereto or any part thereof has been issued and no proceeding for that purpose is pending.

(b) The Registration Statement and the Prospectus (other than (i) the financial statements and notes thereto and related schedules and (ii) information that is furnished by the Underwriter and included in the Prospectus, in each case, as to which we express no opinion) appear to be appropriately responsive in all material respects to the applicable requirements of the Securities Act.

(c) The Company is validly existing and in good standing under the laws of the State of Delaware.

(d) The Company has the requisite power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.

(e) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(f) The Shares to be issued and sold by the Company hereunder have been duly authorized, and when delivered to and paid for by the Underwriter in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable. The issuance of the Shares is not subject to any preemptive rights under the Company’s certificate of incorporation or bylaws or under any Material Agreement.

(g) The execution, delivery and performance by the Company of the Underwriting Agreement, the issuance and sale of the Shares to be sold by the Company and delivered on the Closing Date or the Additional Closing Date, as the case may be, and compliance by the Company with the terms of, and the consummation of the transactions contemplated by, the Underwriting Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any Material Agreement, (ii) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or (iii) result in the violation of any law or statute (other than state securities or “Blue Sky” laws or the federal securities laws) except, in the case of clauses (i) and (iii) above, for such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

Exhibit A-1

(h) No consent, approval, authorization, order, registration or qualification of or with any court or federal governmental authority is required for the execution, delivery and performance by the Company of the Underwriting Agreement, the issuance and sale of the Shares to be sold by the Company and delivered on the Closing Date or the Additional Closing Date, as the case may be, and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Underwriting Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the National Association of Securities Dealers, Inc. or under applicable federal and state securities laws in connection with the purchase and distribution of the Shares by the Underwriter.

(i) The statements in the Time of Sale Prospectus and the Prospectus under the heading “Description of Capital Stock” insofar as they purport to constitute summaries of the legal terms of the capital stock of the Company, fairly summarize the matters therein described in all material respects. The statements in the Time of Sale Prospectus and the Prospectus under the heading “Certain United States Federal Income and Estate Tax Considerations Applicable to Non-U.S. Holders” insofar as they purport to constitute summaries of the legal terms of statutes, rules or regulations, fairly summarize the matters therein described in all material respects.

(j) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(k) Each document filed pursuant to the Exchange Act (other than the financial statements and the notes thereto and related schedules, as to which we express no opinion) and incorporated by reference into the Prospectus when so filed under the Exchange Act appears to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act as of the date such document was filed under the Exchange Act.

We have acted as counsel to the Company in connection with the preparation of the Registration Statement, the Time of Sale Prospectus and Prospectus, and based on our examination of the Registration Statement, the Time of Sale Prospectus and Prospectus and conferences with certain officers and employees of and with auditors for the Company, no facts have come to our attention that lead us to believe that (i) the Registration Statement or any amendment thereto, as of its most recent effective date, insofar as it relates to the offering of the Shares, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Time of Sale Prospectus, as of the Applicable Time and, if amended or supplemented, as of the Closing Date, insofar as it relates to the offering of the Shares, contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the Prospectus, as of its date and as of the Closing Date, insofar as it relates to the offering of the Shares, contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary contained in the paragraph, we express no belief with respect to the financial statements

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and related notes and schedules thereto, and other financial, accounting and statistical data derived from such financial data and any prospects or production data, included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. Furthermore, we did not participate in the preparation of any documents incorporated by reference in the Registration Statement and have not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus and take no responsibility therefor except to the extent set forth in Paragraph (i) above.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriter.

The opinion of Haynes and Boone, LLP described above shall be rendered to the Underwriter at the request of the Company and shall so state therein.

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Exhibit B

Form of Opinion of General Counsel of the Company

(a) The Company is a corporation and in good standing under the laws of the State of Delaware, is duly qualified to do business and in good standing in Arkansas, Kentucky, Louisiana, Missouri, New Mexico, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Utah, Virginia and West Virginia, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus under the heading “Capitalization.” All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(c) The execution, delivery and performance by the Company of the Underwriting Agreement, the issuance and sale of the Shares to be sold by the Company and delivered on the Closing Date or the Additional Closing Date, as the case may be, and compliance by the Company with the terms of, and the consummation of the transactions contemplated by, the Underwriting Agreement will not result in the violation of any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(d) To my knowledge, except as described in the Time of Sale Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may be a party or to which any property of the Company is or may be the subject which, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(e) Except for the Form of Shareholders’ Agreement, dated as of October     , 2005 among Union Drilling, Inc., Union Drilling Company LLC and certain other persons named therein, as filed as Exhibit 10.6 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-127525) filed on October 18, 2005), the are no agreements to which the Company is a party that grant to any person registration or other similar rights to have any debt or equity securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement.

(f) To my knowledge, no order suspending the effectiveness of the Registration Statement or any part thereof has been threatened by the Commission.

Exhibit B-1

Exhibit C

Form of Lock-Up Agreement

June 4, 2009

JEFFERIES & COMPANY, INC.

As Underwriter

520 Madison Avenue

New York, New York 10022

Re: Union Drilling, Inc. – Shelf Takedown

Ladies and Gentlemen:

The undersigned understands that you, as Underwriter, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Union Drilling, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter, of common stock, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriter’s agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Jefferies & Company, Inc., it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Exhibit C-1

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Exhibit C-2

Exhibit D

Form of Chief Financial Officer Certificate

June     , 2009

I, A.J. Verdecchia, do hereby certify that I am the Chief Financial Officer of Union Drilling, Inc. (the “Company”) and, in my capacity as such, and based upon an examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters, do hereby certify that:

1.	I am providing this certificate in connection with the offering (the “Offering”) by the Company (the “Issuer”) of 3,000,000 shares of its common stock, par value $0.01 per share (the “Shares”) pursuant to an Underwriting Agreement, dated June , 2009, by and among the Issuer and Jefferies & Company, Inc. (the “Underwriter”) as described in the Prospectus Supplement, dated June 3, 2009 (the “Prospectus Supplement”), to the base prospectus dated May 19, 2008 (Registration No. 333-151013) (together, and including the information incorporated therein by reference, the “Prospectus”), relating to the Shares.

2.	I am familiar with the accounting, operations and records systems of the Company. I have (i) read the Prospectus and (ii) supervised the compilation of and reviewed the information contained in (a) the Company’s Annual Report on Form 10-K (including the exhibits thereto) filed with the Securities and Exchange Commission on March 12, 2009 and incorporated by reference into the Prospectus (the “2008 10-K”), (b) the Company’s Definitive Proxy Statement on Form DEF 14A filed with the Securities and Exchange Commission on April 28, 2009 and incorporated by reference in the Prospectus (the “2008 Definitive Proxy”) and (c) the Quarterly Report on Form 10-Q (including the exhibits thereto) filed with the Securities and Exchange Commission on May 4, 2009 and incorporated by reference in the Prospectus (the “2009 First Quarter 10-Q”).

3.	Nothing has come to my attention that causes me to believe that the information from the Prospectus, 2008 10-K, the 2008 Definitive Proxy or the 2009 First Quarter 10-Q as defined on the pages attached hereto as Exhibit A is not true, correct and accurate in all material respects and (i) such information has been compared to the corresponding work schedules, management accounts, accounting records or financial forecasts, as indicated, of the Company set forth in Exhibit B hereto and (ii) either agree to the corresponding numbers found in such work schedules, accounts, records or forecasts or have been accurately derived from the numbers in such schedules, accounts, records or forecasts; other than the following:

(a)	as of March 31, 2009, the Company had purchase commitments of approximately $2.2 million related to four rigs under construction and subsequently delivered in April 2009.

Exhibit D-1

IN WITNESS WHEREOF, the undersigned has executed and delivered this Chief Financial Officer’s Certificate on behalf of the Company as of the date first written above.

By
Name:	A.J. Verdecchia
Title:	Vice President, Chief Financial Officer and Treasurer

Exhibit D-2